Exhibit 10.5
CONSULTING AGREEMENT
     THIS CONSULTING AGREEMENT (this “Agreement”), dated March 18, 2004, (the “Effective Date”), is made and entered by and between BIOHEART, INC., a Florida corporation (the “Company”) and Richard Spencer (the “Consultant”).
R E C I T A T I O N S
     A. The Company believes that the Consultant’s Services will be extremely beneficial to the Company and wishes to obtain such Services and the benefit of the Consultant’s knowledge and experience.
     B. The Company desires to retain the services of the Consultant and the Consultant desires to provide services to the Company, subject to the terms and conditions set forth in this Agreement.
O P E R A T I V E   P R O V I S I O N S
     In consideration of the foregoing recitations, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby covenant and agree as follows:
ARTICLE I
Engagement
     1.1 Engagement of Consultant. The Company hereby engages the Consultant and Consultant hereby agrees to provide consulting services as set forth in Section 1.2 of this Agreement (the “Services”).
     1.2 Services to be Provided.
          A. Services. During the term of this Agreement, the Consultant personally shall perform the following services: (i) assisting Bioheart in reaching its financial goals; (ii) providing leadership training to Bioheart’s board of directors, officers, employees and consultants; and (iii) appearing at selected events as mutually agreed upon by Consultant and Bioheart (collectively referred to herein as the “Services”).
          B. Performance of Services. The Consultant is responsible for reasonably determining the method, details and means of performing the services required under this Agreement. Consultant’s business and affairs shall be conducted in accordance with all applicable federal, state and local laws and regulations. Such consultation may be by telephone, in writing or by other method of communication which the Company and the Consultant mutually agree.

          C. Hours. Notwithstanding any other provision of this Agreement, it is agreed that the Consultant shall not be required to devote any minimum amount of time during any particular week or year, but shall perform services pursuant to this Agreement on an “as needed” basis at such times and for such periods as the Company and Consultant mutually agree. The Consultant shall use his best efforts in good faith to provide consulting services when requested to do so by the Company.
     1.3 Term of Agreement. The term of this Agreement shall commence on the Effective date and shall continue until March 18, 2007 (the “Term”), unless terminated in accordance with the provisions of Article 3 hereof. This Agreement may be renewed for an additional period(s) only upon the mutual written agreement of the parties.
     1.4 Nature of Consulting Relationship. It is agreed and understood by the parties to this Agreement that, for all purposes, during the term of this Agreement, the Consultant shall serve solely as an independent contractor of the Company and shall not be an employee of the Company in any capacity. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and Company. As an independent contractor, the Consultant (a) shall accept any directions issued by the Company pertaining to the goals to be attained and the results to be achieved by him, but shall be solely responsible for the manner and hours in which he will perform his services under this Agreement, (b) shall not be entitled to any employee or fringe benefits available to employees of the Company, and (c) shall be solely responsible for the payment of any federal, state and local taxes applicable to the fees and expenses paid or payable by the Company in connection with Consultant’s engagement.
ARTICLE II
Compensation
     2.1 Compensation. In consideration for the Services to be provided by the Consultant pursuant to Section 1.2 hereof, upon execution of this Agreement and subject to the execution of all other applicable agreements, the Company shall grant to Consultant an option to purchase 80,000 shares of the common stock of the Company, par value $.001 per share (the “Option”), at an exercise price equal to $3.50 per share, in accordance with the terms, conditions and provisions of the Company’s 1999 Directors and Consultants Stock Option Plan, and pursuant to the terms, conditions and provisions of the Stock Option Agreement, attached hereto as Exhibit A (the “Option Agreement”), to be entered into by and between the Company and the Consultant. The Option shall vest equally over a three-year period or immediately upon a “Change in Control” (as defined in the Option Agreement), whichever occurs first.

     2.2 Expense Reimbursement. Upon the submission of proper substantiation by the Consultant, and subject to such rules and guidelines as the Company may from time to time adopt, the Company shall reimburse the Consultant for all reasonable expenses actually paid or incurred by the Consultant during the Term in the course of and pursuant to the business of the Company, including without limitation travel and lodging expenses necessarily incurred in performing the Services required hereunder. The Consultant shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.
ARTICLE III
Termination
     3.1 Termination. Notwithstanding anything to the contrary contained in this Agreement:
          A. Expiration. This Agreement shall terminate upon the expiration of the Term as set forth in Section 1.3; or
          B. Breach. This Agreement shall terminate on the date on which one party (the “Terminating Party”) provides written notice of such termination to the other party (the “Breaching Party”) by reason of the fact that the Breaching Party has materially breached his or its obligations under this Agreement, which breach is not cured by the Breaching Party within thirty days after the Terminating Party has given written notice of such breach to the Breaching Party; provided that the Terminating Party shall not be obligated to offer notice and an opportunity to cure if the breach is not curable.
          C. Termination by the Company. The Company may terminate this Agreement as follows:
               (i) This Agreement shall terminate upon the death of Consultant, and the Company shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, the Consultant from and after the date of Consultant’s death, other than payments or benefits accrued and due and payable to Consultant prior to the date of his death.
               (ii) This Agreement shall terminate if as a result of Consultant’s incapacity due to accident or illness, Consultant shall have been unable to satisfactorily perform his Duties under this Agreement for a period of thirty consecutive days, or for an aggregate of forty-five days in any consecutive three-month period. In the event of a termination due to disability under this Section, the Company shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, Consultant from and after the date of the termination, other than payments or benefits accrued and due and payable to it prior to the date of termination pursuant to this Agreement.
               (iii) The Company may immediately terminate this Agreement for Cause at any time. For purposes of this Agreement, the Company shall have “Cause” to terminate this Agreement if Consultant (1) engages in common law fraud in his relations with the Company or any of its subsidiaries or affiliates, or with any customer or business contact of the Company or any of its subsidiaries or affiliates; (2) engages in misconduct injurious to the Company; or (3) is convicted of any crime involving an act of moral turpitude. In the event of a termination for Cause, the Company shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, the Consultant from and after the date of the termination, other than payments or benefits accrued and due and payable to it prior to the date of termination.
ARTICLE IV
Restrictive Covenants
     4.1 Confidentiality. The Consultant agrees to keep all Confidential Information (as defined in Section 4.2 herein) strictly and permanently confidential and agrees that he shall not at any time (whether during or after the Term) directly or indirectly use for any purpose, or disclose or permit to be disclosed to any person or entity, any Confidential Information. The Consultant acknowledges that the Confidential Information constitutes unique and valuable assets of the Company and such Confidential Information was acquired at great time and expense by the Company, and that any disclosure or other use of such Confidential Information, other than for the sole benefit of the Company, would be wrongful and would cause irreparable harm to the Company.
     4.2 Confidential Information. The term “Confidential Information” means any non-public information (whether or not in written form and whether or not expressly designated as confidential) relating directly or indirectly to the Company or any of the Company’s subsidiaries or affiliates or relating to the business, operations, financial affairs, performance, assets, investments, technology, processes, products, contracts, customers, licensees, sublicensees, suppliers, personnel, plans or prospects of the Company or any of the Company’s subsidiaries or affiliates, including such information consisting of or otherwise relating directly or indirectly to trade secrets, know how, technology, designs, drawings, processes, license or sublicense arrangements, formulae, proposals, customer lists or preference, pricing lists, referral sources, marketing or sales techniques or plans, operation manuals, service manuals, financial information, projections, lists of suppliers or distributors or sources of supply; provided, however, that “Confidential Information” shall not be deemed to include information which, at the time of initial disclosure to the Consultant, is part of, or without violation of this Agreement or fault of the Consultant becomes part of, the public knowledge of literature and is readily accessible to third parties.

     4.3 Documents, Records, etc. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Consultant by the Company or are produced by the Consultant in connection with the Consultant’s service with the Company, if not otherwise indicated by the Consultant, will be and remain the sole property of the Company. The Consultant will return to the Company all such materials and property as and when requested by the Company. In any event, the Consultant will return all such materials and property immediately upon termination of the Consultant’s service with the Company for any reason. The Consultant will not retain with the Consultant any such material or property or any copies thereof after such termination.
ARTICLE V
Miscellaneous
     5.1 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, among the parties hereto. This Agreement may not be amended or modified in any way except by a written instrument executed by the Company and the Consultant.
     5.2 Notices. All notices under this Agreement shall be in writing and shall be given by personal delivery, or by reputable overnight courier, to the address set forth below:

If to the Consultant:	Richard Spencer 3641 North 47th Avenue Hollywood, Florida 33021

If to the Company:	Bioheart, Inc. 2400 N. Commerce Parkway Suite 408 Weston, Florida 33331 Attn: Howard J. Leonhardt, Chief Executive Officer

With a copy to:	Tobin & Reyes, P.A. 7251 West Palmetto Park Road Suite 205 Boca Raton, Florida 33433 Attn: David S. Tobin, Esq.

or to such other person or persons or to such other address or addresses as the Consultant and the Company or their respective successors or assigns may hereafter furnish to the other by notice similarly given. Notices, if personally delivered, shall be deemed to have been received on the date of delivery, and if given by registered or certified mail, shall be deemed to have been received on the fifth business day after mailing.
     5.3 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida, without giving effect to the conflict of laws principles of each State. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Eleventh Circuit.
     5.4 Assignment: Successors and Assigns. Neither the Consultant nor the Company may make an assignment of this Agreement or any interest herein, by operation of laws or otherwise, without the prior written consent of the other party; provided that the Company may assign its rights under this Agreement with the consent of the Consultant in the event that the Company shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity, but only if such assignee or the surviving entity in any such reorganization agrees to assume all of the Company’s obligations under this Agreement. This Agreement shall inure to the benefit of and be binding upon the Company and the Consultant, their respective heirs, personal representatives, executors, administrators, legal representatives, successors and assigns.
     5.5 Waiver. The waiver by any party hereto of the other party’s prompt and complete performance or breach or violation of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party or as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.
     5.6 Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, then this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.
     5.7 Arbitration of Disputes. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Broward County, Florida, in accordance with the Rules of the American Arbitration Association then in effect (except to the extent that the procedures outlined below differ from such rules). The cost and expenses of the arbitration and of enforcement of any award in any court shall be borne by the non-prevailing party. If advances are required, each party will advance one-half of the estimated fees and expenses of the arbitrators. Judgment may be entered on the arbitrators’ award in any court having jurisdiction. Although arbitration is contemplated to resolve disputes hereunder, either party may proceed to court to obtain an injunction to protect its rights hereunder, the parties agreeing that either could suffer irreparable harm by reason of any breach of this Agreement. Pursuit of an injunction shall not impair arbitration on all remaining issues. In the event that either party hereto shall bring suit seeking an injunction of any action constituting a breach of any of the terms or provisions of this Agreement, then the party at fault shall pay all reasonable court costs and attorney’s fees of the other.
     5.8 Consent to Jurisdiction. To the extent that any court action is permitted consistent with or to enforce Section 5.7 of this Agreement, the parties hereby consent to the jurisdiction of the Supreme Court of Florida, the Florida District Court of Appeal, and the United States District Court for the District of Florida. Accordingly, with respect to any such court action, the Consultant (i) submits to the personal jurisdiction of such courts; (ii) consents to service of process; and (iii) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.
     5.9 Compliance with Legal Requirements. The Company shall not provide workers’ compensation, disability insurance, Social Security or unemployment compensation coverage nor any other statutory benefit to the Consultant. The Consultant shall comply at his expense with all applicable provisions of workers’ compensation laws, unemployment compensation laws, federal Social Security law, the Fair Labor Standards Act, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors.
     5.10 Gender and Number. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural and all plural words shall include the singular.
     5.11 Section Headings. The section or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any or all of the provisions of this Agreement.
     5.12 No Third Party Beneficiary other than Company. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and each of their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.
     5.13 No Authority to Bind Company. The Consultant does not and shall not have any authority to enter into any contract or agreement for, on behalf of or in the name of the Company, or to legally bind the Company to any commitment or obligation.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

THE COMPANY: BIOHEART, INC., a Florida corporation
/s/
Howard Leonhardt, Chief Executive Officer

THE CONSULTANT:
/s/
Richard Spencer

Exhibit A
BIOHEART, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
FOR
RICHARD SPENCER III
Agreement
     1. Grant of Option. BIOHEART, INC. (the “Company”) hereby grants, as of March, 18, 2004 (the “Date of Grant”), to Richard Spencer III (the “Optionee”) an option (the “Option”) to purchase up to 80,000 shares of the Company’s Common Stock, $.001 par value (the “Stock”), at an exercise price per share equal to $3.50 (the “Exercise Price”). The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company’s 1999 Directors and Consultants Stock Option Plan (the “Plan”), which is incorporated herein for all purposes. The Option is a nonqualified stock option, and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof.
     2. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.
     3. Exercise Schedule. Except as otherwise provided in Section 6 or 12 of this Agreement, or in the Plan, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the “Vesting Date”) upon which the Optionee shall be entitled to exercise the Option with respect to the percentage of Shares granted as indicated beside the date, provided that the Optionee has continuously provided services to the Company or a Subsidiary through and on the applicable Vesting Date:

Percentage of Shares	Vesting Date

33.3%	first anniversary of Date of Grant

33.3%	second anniversary of Date of Grant

33.3%	third anniversary of Date of Grant
     Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon an Optionee’s termination of service with the Company and its Subsidiaries, any unvested portion of the Option shall terminate and be null and void.
     4. Method of Exercise. This Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Chief Financial Officer of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised after (a) receipt by the Company of such written notice accompanied by the Exercise Price, and (b) arrangements that are satisfactory to the Board or the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Stock then may be traded.
     5. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; (c) with Shares that have been held by the Optionee for at least 6 months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense); or (d) such other consideration or in such other manner as may be determined by the Board or the Committee in its absolute discretion .
     6. Termination of Option.
     (a) Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:
          (i) three (3) months after the date on which the Optionee’s service with the Company and its Subsidiaries is terminated for any reason other than by reason of (A) Cause, which, solely for purposes of this Agreement, shall mean the termination of the Optionee’s service by reason of the Optionee’s willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Section 22(e) of the Internal Revenue Code of 1986, as amended) of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) death;
          (ii) immediately upon the termination of the Optionee’s service with the Company and its Subsidiaries for Cause;
          (iii) twelve (12) months after the date on which the Optionee’s service with the Company and its Subsidiaries is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Internal Revenue Code of 1986, as amended) as determined by a medical doctor satisfactory to the Committee;
          (iv) twelve (12) months after the date of termination of the Optionee’s service with the Company and its Subsidiaries by reason of the death of the Optionee (or if later, three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in paragraph (iii) of this Section 6);

          (v) immediately in the event that the Optionee shall file any lawsuit or arbitration claim against the Company or any Subsidiary, or any of their respective officers, directors or shareholders of the Company;
          (vi) the tenth (10th) anniversary of the Date of Grant; or
          (vii) termination under Section 12 hereof.
     (b) To the extent not previously exercised, (i) the Option shall terminate immediately in the event of (1) the liquidation or dissolution of the Company, or (2) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, unless the successor corporation, or a parent or subsidiary of such successor corporation, assumes the Option or substitutes an equivalent option or right pursuant to Section 10(c) of the Plan, and (ii) the Committee or the Board in its sole discretion may by written notice (“cancellation notice”) cancel, effective upon the consummation of any corporate transaction described in Subsection 8(b)(i) of the Plan in which the Company does survive, any Option that remains unexercised on such date. The Committee or the Board shall give written notice of any proposed transaction referred to in this Section 6(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that the Optionee may have a reasonable period of time prior to the closing date of such transaction within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such transaction). The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 6(b).
     7. Transferability. The Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.
     8. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.
     9. Stockholders Agreements; Restrictions.
     (a) Stockholders Agreement. Unless the requirements under this sentence are waived in writing by the Company, the Optionee shall not be permitted to exercise the Option or to be issued any shares of Stock thereunder unless and until the Optionee executes and delivers to the Company the form of stockholders agreement then in effect among the Company and its stockholders (which agreement may be the stockholders agreement utilized in connection with the Company’s initial private offering to investors) (the “Stockholders Agreement”). In addition to any rights or obligations of Optionee under such Stockholders Agreement, the Optionee is and shall be subject to the following provisions of this Section 9 and the other provisions of this Option Agreement.
     (b) Restrictions While Stock is Not Registered; Restricted Shares. The shares of Stock subject to the Option specified in Section 1 and (i) all shares of the Company’s capital stock received as a dividend or other distribution upon such shares, and (ii) all shares of capital stock or other securities of the Company into which such shares may be changed or for which such shares shall be exchanged, whether through reorganization, recapitalization, stock split-ups or the like, shall be subject to the provisions of this Section 9 at all times, and only at those times, that shares of the Company’s Common Stock are not Publicly-Held (such times during which the Stock is not so Publicly-Held hereinafter being referred to as the “Restricted Period”) and are during the Restricted Period hereinafter referred to as “Restricted Shares.” For purposes of this Agreement, “Publicly-Held” means that the Common Stock of the Company, or the stock of any successor company into which the Common Stock is substituted or exchanged, is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act.
     (c) No Sale or Pledge of Restricted Shares. Except as otherwise provided herein, the Optionee agrees and covenants that during the Restricted Period he or she will not sell, pledge, encumber or otherwise transfer or dispose of, and will not permit to be sold, encumbered, attached or otherwise disposed of or transferred in any manner, either voluntarily or by operation of law (all hereinafter collectively referred to as “transfers”), all or any portion of the Restricted Shares or any interest therein except in accordance with and subject to the terms of this Section 9.
     (d) Involuntary Transfer Repurchase Option. Whenever, during the Restricted Period, the Optionee has any notice or knowledge of any attempted, pending, or consummated involuntary transfer or lien or charge upon any of the Restricted Shares, whether by operation of law or otherwise, the Optionee shall give immediate written notice thereof to the Company. Whenever the Company has any other notice or knowledge of any such attempted, impending, or consummated involuntary transfer, lien, or charge, it shall give written notice thereof to the Optionee. In either case, the Optionee agrees to disclose forthwith to the Company all pertinent information in his possession relating thereto. If during the Restricted Period any of the Restricted Shares are subjected to any such involuntary transfer, lien, or charge, the Company and its designated purchaser shall at all times have the immediate and continuing option to purchase such of the Restricted Shares upon notice by the Company to the Optionee or other record holder at a price determined according to Section 9(f) below, and any of the Restricted Shares so purchased by the Company or its designated purchaser shall in every case be free and clear of such transfer, lien, or charge.
     (e) Repurchase Option on Termination of Service. Anything set forth in this Agreement to the contrary notwithstanding, the Company shall have the right (but not the obligation) to purchase or designate a purchaser of all, but not less than all, of the Restricted Shares (including, without limitation, any Restricted Shares transferred pursuant to Section 2.3.1 of the Stockholders Agreement) during the Restricted Period and after termination of the Optionee’s service as a Director or independent contractor with the Company for any reason, for the purchase price specified in Section 9(f) hereof. The Company may exercise its right to purchase or designate a purchaser of the Restricted Shares at any time (without any time limitation) after the Optionee’s termination of employment or service and during the Restricted Period. If the Company chooses to exercise its right to purchase the Restricted Shares hereunder, the Company shall give its notice of its exercise of this right to the Optionee or his or her legal representative specifying in such notice a date not later than ten (10) days following the date of giving such notice on which the Company or its designated purchaser shall deliver, or be prepared to deliver the check or promissory note for the purchase price and the Optionee or his or her legal representative shall deliver all stock certificates evidencing such Restricted Shares duly endorsed in blank for transfer or with separate stock powers endorsed in blank for transfer.
     (f) Repurchase Price. For purposes of Section 9(d) and (e) hereof, the per share purchase price of Restricted Shares shall be an amount equal to the Fair Market Value of such share, determined by the Board or the Committee as of any date determined by the Board or the Committee that is not more than one year prior to the date of the event giving rise to the Company’s right to purchase such Restricted Shares under this Section 9. Any determination of Fair Market Value made by the Board or the Committee shall be binding and conclusive on all parties unless shown to have been made in an arbitrary and capricious manner. The purchase price shall, at the option of the Company, be payable in cash or in the form of the Company’s promissory note payable in up to three equal annual installments commencing 12 months after the acquisition by the Company (“Acquisition Date”) of the Restricted Shares, together with interest on the unpaid balance thereof at the rate equal to the prime rate of interest of Citibank, N.A. on the Acquisition Date.
     (g) Voting Rights. As a condition to Optionee’s exercise of any Option pursuant to this Agreement, the Company may in its discretion require that Optionee enter into a voting agreement that grants to specified persons designated therein the voting rights for all shares of Stock acquired pursuant to the exercise of such Options, until the earlier of (i) 10 years from the date of exercise of the Option, or (ii) the end of the Restricted Period, such voting agreement to be in such form as the Company reasonably may request.
     (h) Legends. The certificate or certificates representing any Shares acquired pursuant to the exercise of an Option prior to the last day of the Restricted Period shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws or the Stockholders Agreement):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, RIGHT OF FIRST REFUSAL AND REDEMPTION OR REPURCHASE OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE STOCK OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL AND REDEMPTION OR REPURCHASE RIGHTS ARE BINDING ON TRANSFEREES OF THESE SHARES.
     10. Market Stand-Off Agreement. In the event of an initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Optionee agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) acquired pursuant to the exercise of the Option, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters.
     11. Optionee’s Representations. By executing this Agreement, Optionee hereby represents and warrants to the Company as to all provisions set forth in the Investment Representation Statement attached hereto as Exhibit A. In addition, in the event the Company’s issuance of the Shares purchasable pursuant to the exercise of this Option has not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, execute and deliver to the Company such Investment Representation Statement or such other form as the Company may request.
     12. Options Terminate if Optionee Violates Agreements. The Participant hereby acknowledges and agrees, as a condition to receiving a grant of the Options, and the receiving of Shares upon exercise of such Options, to be bound by the restrictive covenant provisions of that certain agreement of even date herewith entered into by and between the Company and the Optionee, as well as any other agreement between the parties. In the event the Optionee breaches any of the terms and conditions set forth in any agreement, the Board may, within its sole and absolute discretion and upon written notice to the Optionee, terminate this Agreement and, consequently (a) the Options hereunder shall become immediately void and shall no longer have any force any effect, and (b) any and all Shares Optionee received pursuant to this Agreement must be returned to the Company immediately upon demand by the Company upon the Company’s return of the exercise price paid by the Optionee. The determination as to whether the Optionee has breached any of the restrictive covenant provisions and/or agreements shall be made by the Board, in good faith, and shall be binding and conclusive on all parties.
     13. Acceleration of Exercisability of Option. Except as otherwise determined by the Board or the Committee, in its sole and absolute discretion, this Option shall become immediately exercisable in the event of a Change in Control, or in the event the Committee or the Board exercises its discretion to cancel the Option pursuant to Sections 6(b) or (c) hereof.

     14. No Right to Continued Service. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued service with the Company.
     15. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Florida.
     16. Interpretation. The Optionee accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement.
     17. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 400 N. Commerce Parkway, Suite 408, Weston, Florida 33326, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.
     18. Tax Consequences. Set forth below is a brief summary as of the date of this Option of certain of the federal tax consequences of exercise of this Option and disposition of the Shares under the law in effect as of the date of grant. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
          There may be a regular federal income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise. Any gain realized on disposition of the Shares will be treated as short-term or long-term capital gain for federal income tax purposes, depending upon whether the Shares have been held for at least one year following exercise of the Option.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 18th day of March, 2004.

COMPANY: BIOHEART, INC.
By:
Howard J. Leonhardt, Chairman &
Chief Executive Officer

     Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option, and fully understands all provisions of the Option.

OPTIONEE:
By:
Richard Spencer III

Dated:

EXHIBIT A
INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:	RICHARD SPENCER III

COMPANY	:	BIOHEART, INC.

SECURITY	:	COMMON STOCK

AMOUNT	:	80,000 SHARES

DATE	:	March 18, 2004
In connection with the grant and exercise of options to purchase of the above-listed Securities, I, the Purchaser, represent to the Company the following:
     (a) I am aware of the Company’s business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).
     (b) I understand that the Company’s issuance of the Securities has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.
     (c) I further understand that the Securities must be held by me indefinitely unless the transfer is subsequently registered under the Securities Act or unless an exemption from registration is otherwise available, and that I cannot transfer or sell any Securities unless permitted under my Stock Option Agreement and the Stockholders Agreement referenced in Section 9(a) of this Stock Option Agreement. Moreover, I understand that the Company is under no obligation to register any transfer of the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless registered or such registration is not required in the opinion of counsel for the Company.
     (d) I am familiar and agree to comply with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions, subject to the requirements of my Stock Option Agreement and the Stockholders Agreement.

Signature of Purchaser:

Date: _________________, 200__